EXECUTION VERSION

PLACEMENT AGENCY AGREEMENT

October 13, 2025

American Resources Corp.
12115 Visionary Way, Suite 174
Fishers, Indiana 46038

Ladies and Gentlemen:

Introductory. This Placement Agency Agreement the ("**Agreement**") sets forth the terms upon which Maxim Group LLC ("**Maxim**" or the "**Placement Agent**"), shall be engaged by American Resources Corp., a Florida corporation (the "**Company**"), to act as the exclusive Placement Agent in connection with the private placement (the "**Placement**") of shares (the "**Securities**") of Class A common stock, par value $0.0001 per share (the "**Common Stock**"). The Securities will be offered pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder.

The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a "**Purchaser**" and collectively, the "**Purchasers**") and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. The date of the closing of the Placement shall be referred to herein as the "**Closing Date**." The Company expressly acknowledges and agrees that the Placement Agent's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by the securities purchase agreement (the "**Purchase Agreement**") by and among the Company and such Purchaser thereto. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated by reference (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least three (3) years after the Closing Date, and (ii) a competent transfer agent with respect to the Common Stock for a period of three (3) years after the Closing Date.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority ("**FINRA**"), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. As compensation for the services provided by Maxim hereunder, the Company agrees to pay to Maxim:

A. Cash Compensation. The Company agrees to pay Maxim and/or its respective designees a cash fee payable upon Closing equal to seven percent (7.0%) of the gross proceeds raised by the Company from the sale of the Securities in the Placement ("**Cash Fee**"). "**Closing**" is defined as the receipt of gross proceeds by the Company as a result of the Placement.

B. [Reserved].

C. [Reserved].

D. Tail Financing. The Placement Agent shall be entitled to compensation under Section 4(a) of that certain Engagement Letter dated October 10, 2025 (the "**Engagement Letter**"), between the Company and the Placement Agent, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind ("**Tail Financing**") to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent contacted in connection with the Placement, between the date of this Agreement and the Termination Date (as defined below), if such Tail Financing is consummated at any time within the six (6) month period following the Termination Date.

E. Reduction of Compensation. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent's aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent for the Common Stock ; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the fees and expenses associated with including the Common Stock on the Trading Market; (viii) up to $100,000 for the fees and expenses of the Placement Agent, including the fees and expenses of Thompson Hine LLP, counsel to the Placement Agent. The Placement Agent may deduct from the net proceeds of the Placement payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Placement Agent, to the extent not already paid.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement or the Purchase Agreement, including, without limitation, any failure by the Company to obtain any required consent, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from a Placement Agent's willful misconduct or gross negligence in performing the services described herein.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, *provided* that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent's share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

<u>SECTION 6</u>. <u>ENGAGEMENT TERM</u>. The Placement Agent's engagement hereunder will commence on the date hereof and continue through the Closing Date. The date of the termination of this Agreement is referred to herein as the "**Termination Date**". In the event, however, in the course of the Placement Agent's performance of due diligence it deems, it necessary to terminate the engagement hereunder, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees pursuant to Section 3 hereof with respect to the Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company's obligation to pay any fees and expenses actually earned pursuant to Sections 3 and 4 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees and expenses due to the Placement Agent as set forth in Sections 3 and 4 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

<u>SECTION 7</u>. <u>PLACEMENT AGENT INFORMATION</u>. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent's prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received on the Closing Date the favorable opinions of Loeb & Loeb LLP and Clifford Hunt, Esq., counsels to the Company, each dated as of the Closing Date and addressed to the Placement Agent, in forms and substance reasonably satisfactory to the Placement Agent.

C. The Placement Agent shall have received (i) a customary Officers' Certificate, executed and delivered by the Company's executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement and (ii) a Secretary's Certificate executed and delivered by the Company's corporate secretary certifying that (A) the Company's charter documents are true and complete, have not been modified and are in full force and effect; (B) that the resolutions of the Company's Board of Directors relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other customary certifications reasonably satisfactory to the Placement Agent.

D. [Reserved.]

E. [Reserved.]

F. The Placement Agent shall have received, no later than on the Closing Date, executed copies of the Lock-Up Agreements, by and among the Company and each of the Company's directors and executive officers.

G. The Placement Agent shall have received on the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign corporations in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, dated no more than three (3) business days prior to the Closing Date.

H. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing. The Company shall have submitted a listing of additional shares notification form to the Nasdaq Stock Market LLC with respect to the Securities.

I. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the

Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

J. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Securities; and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to principles of conflicts of law. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. Notwithstanding the foregoing, the Engagement Letter shall remain in full force and effect. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent's role in each in connection therewith in the Placement Agent's marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 14. STANDSTILL. Without the prior written consent of Placement Agent, from the date hereof until sixty (60) days after the Closing Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents, other than an Exempt Issuance or (ii) file any registration statement or any amendment or supplement thereto, other than the filing with the Commission of the Registration Statement specified in Section 4.15 of the Purchase Agreement.

SECTION 15. RIGHT OF FIRST REFUSAL. For a period of six (6) months from the final Closing, the Company grants the Placement Agent the right of first refusal to act as lead managing underwriter and lead book runner, lead placement agent, or lead sales agent, with at least fifty percent (50.0%) economics for any and all future public and private equity, equity-linked, convertible or debt offerings during such six (6) month period of the Company, or any successor to or any subsidiary of the Company (a "**Subsequent Offering**"). The Company shall provide the Placement Agent with written notice of no less than three (3) business days following its election to engage in a Subsequent Offering, which notice shall describe the proposed terms and conditions of such Subsequent Offering. The Placement Agent shall notify the Company within fifteen (15) days of its receipt of the written offer contemplated above as to whether it agrees to accept such retention. The Company shall not offer to retain any entity or person in connection with any Subsequent Offering on terms more favorable than terms on which it offers to retain Placement Agent. If Placement Agent should decline such retention, the Company shall have no further obligation to the Placement Agent with respect to such other Subsequent Offering, except as otherwise provided for herein.

[*Signature page follows*]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP, LLC

By: /s/

Name: Ritesh Veera
Title: Co-Head, Investment Banking

Address for notice:

300 Park Avenue, 16th Floor
New York, NY 10022
Attention: James Siegel
Email: jsiegel@maximgrp.com

Accepted and Agreed to as of the date first written above:

AMERICAN RESOURCES CORPORATION

By: ____________________

Name: Mark C. Jensen
Title: Chief Executive Officer

Address for notice:

American Resources Corporation
12115 Visionary Way, Suite 174
Fishers, Indiana 46038